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           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] Preliminary proxy statement
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      Rule 14a-6(e)(2))
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           The BlackRock North American Government Income Trust Inc.
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                (Name of Registrant as Specified in Its Charter)



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                   (Name of Person(s) Filing Proxy Statement)


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    Exchange Act Rule 0-11:(1)


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           THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.


Dear Shareholders,

         Enclosed with this letter is the Semi-Annual Report to Shareholders for The BlackRock North American Government Income Trust Inc. (the "Trust"). The Semi-Annual Report covers the six-month period ended April 30, 2002.

         On June 4, 2002, the Board of Directors of the Trust, including the independent directors, unanimously approved a proposed restructuring of the Trust, in order to attempt to achieve a reduction in the Trust's trading discount to net asset value. In a proxy statement that was mailed to you separately, the Trust will propose that stockholders approve the restructuring. If the restructuring were approved, the Trust would adopt a new investment objective, investment policies and investment strategies. The reorganized Trust would sell all or substantially all of its Canadian securities and would invest in a diversified portfolio consisting primarily of U.S. investment grade bonds, including corporate bonds, U.S. government and agency securities and mortgage related securities.

         The Trust believes that if the changes to its objectives and policies were approved, then its total return performance may be improved. The Trust believes that any such increase in total return performance would be beneficial to stockholders because, in addition to providing a better return, it may reduce the Trust's trading discount to net asset value and, therefore, maximize shareholder value.

         The purpose of the restructuring, the changes to the Trust's investment objective, investment policies and investment strategies and the risks associated with the restructured Trust will be described in greater detail in the proxy statement. The proxy statement also will contain additional information with respect to the special shareholders meeting and the shareholders entitled to vote at the meeting. You should read the proxy statement carefully before you vote on the restructuring.

         The Board of Directors of the Trust, including the independent directors, unanimously have recommended that you vote "FOR" the restructuring and each of the other proposals in the proxy statement.



     /s/ Laurence D. Fink                /s/ Ralph L. Schlosstein
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         Laurence D. Fink                    Ralph L. Schlosstein
         Chairman                            President